EXHIBIT 10.2

FORM OF
AMENDMENT No. 1 to
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 (“First Amendment”) to Amended and Restated Employment Agreement dated __________, 20___ (the “Employment Agreement”) is entered into as of January 23, 2006 (the “Effective Date”) by and among Apollo Gold Corporation, a Yukon territory Corporation (“Parent”), and its wholly-owned subsidiary, Apollo Gold Inc., a Delaware corporation (jointly and severally with Parent, the “Employer”), and ___________________ (“Officer”).

RECITALS

A.    The Employer wishes to retain the services of Officer, and Employer and Officer wish to formalize the terms and conditions of all their agreements and understandings.

B.    Officer’s continued employment by Employer, the mutual covenants stated in this First Amendment, and other valuable consideration, the receipt of which are acknowledged by Officer and Employer, are sufficient consideration for this Agreement.

AGREEMENT

The parties agree as follows:

1.    Amendment to Section 3(a). Section 3(a) shall be amended and 3(a) in its entirety and replacing it with the following:

a.    Base Salary and Discretionary Bonus

Effective January 23, 2006, the Executive shall be paid a minimum base salary of US$__________ to be reviewed annually by the Board. Said salary shall be subject to all statutory and other deductions and shall be paid bi-monthly, in arrears, by check or deposit, or such other periodic installments as may be from time to time agreed. In addition, the Executive may be entitled to receive a discretionary performance bonus in such amount, if any, as the Board in its sole discretion may determine.

2.    Share Issuance. Subject to approval from the American Stock Exchange (“AMEX”) and the Toronto Stock Exchange (“TSX”), Employer shall also pay Officer (a) US$__________, exchanged into Canadian dollars as reported by the Bank of Canada for the conversion of US dollars into Canadian dollars, in the form of Parent common shares (the “Shares”) and (b) US$_________, which represents Employer’s contribution to Officer’s tax liability incurred as a result of the receipt of the Shares, payable in one lump sum, less any applicable deductions or withholdings ((a) and (b) collectively, the “Shares Payment). Any tax liability over and above the contribution shall be the responsibility of the Officer. The number of Shares to be issued to Officer shall be calculated based on the volume weighted average price ________ (___) days prior to Effective Date, as quoted on the TSX. In accordance with the policies of the TSX and AMEX, Employer shall make an application promptly after the execution and delivery of this Agreement to obtain the acceptance from each of the TSX and AMEX of the issuance of the Shares (the "Exchange Consents"), and, if necessary, shall timely fix the price of the Shares by filing a price reservation form with the TSX. Employer hereby agrees to deliver the Shares to Officer (in accordance with the instructions set forth in a side letter between Officer and Employer dated as of the Effective Date) by February 27, 2006. Employer agrees to prepare and deliver to Officer a prospectus supplement that will provide for the delivery of the Shares to Officer pursuant to Employer's existing shelf registration. The parties agree that Employer shall have the right to provide a copy of this Agreement to the TSX and AMEX as required.

3.    Miscellaneous.

a.    The terms and provisions of the Amended and Restated Employment Agreement dated ____________, 20___ by and among Apollo Gold Corporation, Apollo Gold, Inc., and Officer shall remain in full force and effect except as specifically modified by this First Amendment.

b.    This First Amendment may be executed and delivered by facsimile in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which, when taken together, shall constitute one and the same agreement.

c.    The Employment Agreement, as amended by this First Amendment sets forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof. This First Amendment may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the parties hereto.

d.    This First Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

ACCEPTED AND AGREED:

APOLLO GOLD CORPORATION

By:

Title:

APOLLO GOLD, INC.

By:

Title:

ACCEPTED AND AGREED:

OFFICER: